News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G DELIVERS SECOND QUARTER ORGANIC SALES UP 3%, CORE EPS OF $1.21; CONFIRMS SALES AND EARNINGS OUTLOOK FOR FISCAL YEAR

CINCINNATI, Jan. 24, 2014 - The Procter & Gamble Company (NYSE:PG) reported second quarter fiscal year 2014 net sales of $22.3 billion, unchanged versus the prior year period, including a negative three percentage point impact from foreign exchange.  Organic sales grew three percent.   Diluted net earnings per share were $1.18, a decrease of 15 percent versus a base period that included a $0.21 per share holding gain resulting from P&G’s purchase of the balance of its Baby Care and Feminine Care joint venture in Iberia.  Core earnings per share were $1.21, a decrease of one percent versus the prior year.  On a currency-neutral basis, core earnings per share increased eight percent for the quarter.

“P&G’s second quarter results came in as we expected,” said Chairman, President, and Chief Executive Officer A.G. Lafley.  “We’re on-track to deliver our objectives of 3-4% organic sales growth and 5-7% core EPS growth for the fiscal year.  We expect strong earnings growth in the second half of the fiscal year driven by solid top-line growth, moderating headwinds from foreign exchange, and productivity savings that build throughout the year.”

October – December Quarter Discussion

Net sales were unchanged versus the prior year at $22.3 billion in the October – December quarter, including a negative three percentage point impact from foreign exchange.  Organic sales grew three percent.  Organic sales were at or ahead of prior year levels in each reporting segment.  Volume grew three percent.  Pricing increased sales by one percent, and unfavorable geographic and product mix decreased sales by one percent.

		Foreign			Net	Organic	Organic
	Volume	Exchange	Price	Mix	Sales	Volume	Sales
Beauty	1%	-2%	0%	-1%	-2%	1%	0%
Grooming	2%	-3%	3%	-2%	0%	2%	3%
Health Care	6%	-1%	2%	-3%	4%	6%	5%
Fabric Care and Home Care	5%	-3%	0%	-1%	1%	5%	4%
Baby, Feminine and Family Care	3%	-2%	0%	0%	1%	3%	3%
Total P&G	3%	-3%	1%	-1%	0%	3%	3%

●
Beauty segment organic sales were unchanged.  Gains from market growth and innovation in Prestige, Hair Care, Deodorants, and Personal Cleansing, were offset by geographic and product mix and a decrease in Skin Care sales.

●
Grooming segment organic sales increased three percent as higher pricing and innovation on Blades & Razors and Appliances were partially offset by market contraction in developed regions and geographic and product mix.

●
Health Care segment organic sales grew five percent due to increases in Oral Care and Personal Health Care from innovation which were partially offset by a decrease in Pet Care behind the continuing impacts from the product recalls in the previous fiscal year for Natura.

●
Fabric Care and Home Care segment organic sales increased four percent with growth in Fabric Care and Home Care due to innovation and market expansion in developing regions.  Personal Power sales decreased due to shipments in the prior year which included the impact of Superstorm Sandy.

●	Baby, Feminine and Family Care segment organic sales increased three percent behind product innovation and Baby Care market growth in the developing regions.

Core earnings per share, which exclude non-core restructuring charges, were $1.21, a decrease of one percent versus the prior year.  Foreign exchange reduced earnings by $0.11 per share.  Core earnings per share were up eight percent on a currency-neutral basis.  Second quarter earnings per share growth was also impacted by a gain of $0.07 per share, or six percent, in the base period from the divestiture of the Italy bleach business.  Diluted net earnings per share were $1.18, a decrease of 15 percent versus the prior year.

Core operating profit margin decreased 10 basis points driven by a lower gross margin, partially offset by a reduction in core selling, general and administrative (SG&A) expense as a percentage of net sales.  Gross margin decreased 90 basis points due to 130 basis points of geographic and product mix, 90 basis points from foreign exchange, and higher commodity costs, which were partially offset by manufacturing savings of 130 basis points, volume leverage and pricing.  Core SG&A as a percentage of sales decreased 80 basis points driven by 100 basis points from marketing and overhead productivity savings.  These benefits were partially offset by significant foreign exchange impacts and targeted capability investments.  Reported operating profit margin increased 10 basis points, including lower year-on-year restructuring investments.

Operating cash flow was $3.3 billion for the second quarter.  The Company repurchased $1.5 billion of common stock and returned $1.7 billion of cash to shareholders as dividends.

Fiscal Year 2014 Guidance

P&G reiterated fiscal year 2014 guidance.  The Company continues to expect organic sales growth of three percent to four percent.  All-in sales growth is estimated in the range of one percent to two percent, including a negative foreign exchange impact of approximately two percent.  Core earnings per share are expected to grow five percent to seven percent for the fiscal year, and reported earnings per share are expected to grow in the range of seven percent to nine percent.

The Company expects strong earnings growth in the second half of its fiscal year driven by solid top-line growth, moderating headwinds from foreign exchange, and productivity savings that build throughout the fiscal year.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amount in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended December 31			Three Months Ended December 31
	2013	2012	% Change	2013	2012	% Change
COST OF PRODUCTS SOLD	$ 11,130	$ 10,880	2%	$ 11,077	$ 10,826	2%

GROSS PROFIT	11,150	11,295	-1%	11,203	11,349	-1%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,598	6,803	-3%	6,552	6,702	-2%

OPERATING INCOME	4,552	4,492	1%	4,651	4,647	0%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$1.18	$1.39	-15%	$1.21	$1.22	-1%

EFFECTIVE TAX RATE	21.6%	21.9%	N/A	21.5%	24.4%	N/A

			Basis Pt			Basis Pt
COMPARISONS AS A % OF NET SALES			Chg			Chg
GROSS MARGIN	50.0%	50.9%	(90)	50.3%	51.2%	(90)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	29.6%	30.6%	(100)	29.4%	30.2%	(80)
OPERATING MARGIN	20.4%	20.3%	10	20.9%	21.0%	(10)

CASH FLOW (THREE MONTHS ENDED DECEMBER 31) - SOURCE/(USE)
OPERATING CASH FLOW		3,299
FREE CASH FLOW		2,361
DIVIDENDS		(1,701)
SHARE REPURCHASE		(1,502)

*Core excludes incremental restructuring charges, European legal matters and gain on buyout of Iberian joint venture.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, Argentina, China, India and Egypt); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.8 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Ace®, Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Fusion®, Gain®, Gillette®, Head & Shoulders®, Iams®, Lenor®, Mach3®, Olay®, Oral-B®, Pampers®, Pantene®, Prestobarba®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

#    #    #

P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

October – December (OND) 2013
	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	-2%	2%	0%	0%
Grooming	0%	3%	0%	3%
Health Care	4%	1%	0%	5%
Fabric Care and Home Care	1%	3%	0%	4%
Baby, Feminine and Family Care	1%	2%	0%	3%
Total P&G	0%	3%	0%	3%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2014 (Estimate)	1% to 2%	2%	0%	3% to 4%
*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

           Core EPS:  This is a measure of the Company’s diluted net earnings per share excluding charges in both years for incremental restructuring due to increased focus on productivity and cost savings and the prior year gain on the buyout of the Iberian joint venture.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	OND 13	OND 12
Diluted Net Earnings Per Share	$1.18	$1.39
Gain on buyout of Iberian JV	-	($0.21)
Incremental restructuring	$0.03	$0.05
Rounding impacts	-	($0.01)
Core EPS	$1.21	$1.22
Core EPS Growth	-1%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Currency-neutral Core EPS:  This is a measure of the Company’s Core EPS excluding the impact of foreign exchange.  We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth.

OND 13
Diluted Net Earnings Per Share Decline	-15%
Gain on buyout of Iberian joint venture of $0.21	15%
Incremental restructuring of ($0.02)	-1%
Core EPS Growth	-1%
Foreign exchange impact of $0.11	9%
Currency-neutral Core EPS Growth	8%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Core Operating Profit Margin:  This is a measure of the Company’s Operating Margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings:

	OND 13	OND 12
Operating Profit Margin	20.4%	20.3%
Incremental restructuring	0.4%	0.7%
Rounding impacts	0.1%	-
Core Operating Profit Margin	20.9%	21.0%
Basis point change	-10

Core Selling, General and Administration Expense (SG&A) as a percentage of sales:  This is a measure of the Company’s SG&A as a percentage of sales adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings:

	OND 13	OND 12
SG&A as a percentage of sales	29.6%	30.6%
Incremental restructuring	(0.2%)	(0.5%)
Rounding impacts	-	0.1%
Core SG&A as a percentage of sales	29.4%	30.2%
Basis point change	-80

Core Effective Tax Rate:  This is a measure of the Company’s effective tax rate adjusted for current and prior year charges for incremental restructuring and the prior year holding gain on the buyout of our Iberian joint venture partner.  The table below provides a reconciliation of the effective tax rate to the Core effective tax rate:

	OND 13	OND 12
Effective Tax Rate	21.6%	21.9%
Tax impact of incremental restructuring	(0.1%)	(0.3%)
Tax impact of gain on buyout of Iberian JV	-	2.8%
Core Effective Tax Rate	21.5%	24.4%

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment. The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
OND 2013	$3,299	($938)	$2,361

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended December 31			Six Months Ended December 31

	2013	2012	% CHG	2013	2012	% CHG
NET SALES	$ 22,280	$ 22,175	0%	$ 43,485	$ 42,914	1%
COST OF PRODUCTS SOLD	11,130	10,880	2%	21,940	21,230	3%
GROSS PROFIT	11,150	11,295	(1)%	21,545	21,684	(1)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	6,598	6,803	(3)%	12,842	13,241	(3)%
OPERATING INCOME	4,552	4,492	1%	8,703	8,443	3%
INTEREST EXPENSE	187	169	11%	352	341	3%
INTEREST INCOME	23	19	21%	44	38	16%
OTHER NON-OPERATING INCOME, NET	43	876	(95)%	48	904	(95)%
EARNINGS BEFORE INCOME TAXES	4,431	5,218	(15)%	8,443	9,044	(7)%
INCOME TAXES	959	1,142	(16)%	1,914	2,115	(10)%
NET EARNINGS	3,472	4,076	(15)%	6,529	6,929	(6)%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	44	19	132%	74	58	28%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$ 3,428	$ 4,057	(16)%	$ 6,455	$ 6,871	(6)%

EFFECTIVE TAX RATE	21.6%	21.9%		22.7%	23.4%

NET EARNINGS PER COMMON SHARE:
BASIC NET EARNINGS PER COMMON SHARE	$ 1.24	$ 1.46	(15)%	$ 2.32	$ 2.46	(6)%
DILUTED NET EARNINGS PER COMMON SHARE	$ 1.18	$ 1.39	(15)%	$ 2.21	$ 2.35	(6)%

DIVIDENDS PER COMMON SHARE	$ 0.602	$ 0.562	7%	$ 1.203	$ 1.124	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,908.5	2,919.1		2,916.4	2,926.1

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	50.0%	50.9%	(90)	49.5%	50.5%	(100)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	29.6%	30.6%	(100)	29.5%	30.8%	(130)
OPERATING MARGIN	20.4%	20.3%	10	20.0%	19.7%	30
EARNINGS BEFORE INCOME TAXES	19.9%	23.5%	(360)	19.4%	21.1%	(170)
NET EARNINGS	15.6%	18.4%	(280)	15.0%	16.1%	(110)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	15.4%	18.3%	(290)	14.8%	16.0%	(120)

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Statements of Cash Flows

	Six Months Ended December 31
	2013	2012

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,947	$4,436

OPERATING ACTIVITIES
NET EARNINGS	6,529	6,929
DEPRECIATION AND AMORTIZATION	1,526	1,448
SHARE BASED COMPENSATION EXPENSE	153	154
DEFERRED INCOME TAXES	(126)	18
GAIN ON PURCHASE/SALE OF BUSINESSES	(5)	(902)
CHANGES IN:
ACCOUNTS RECEIVABLE	(376)	(914)
INVENTORIES	(446)	(324)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(1,191)	(288)
OTHER OPERATING ASSETS & LIABILITIES	(859)	556
OTHER	138	(58)
TOTAL OPERATING ACTIVITIES	5,343	6,619

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(1,663)	(1,529)
PROCEEDS FROM ASSET SALES	15	474
ACQUISITIONS, NET OF CASH ACQUIRED	1	(1,123)
CHANGE IN OTHER INVESTMENTS	(149)	(179)
TOTAL INVESTING ACTIVITIES	(1,796)	(2,357)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(3,409)	(3,206)
CHANGE IN SHORT-TERM DEBT	(429)	4,972
ADDITIONS TO LONG-TERM DEBT	4,271	2,239
REDUCTION OF LONG-TERM DEBT	(3)	(3,749)
TREASURY STOCK PURCHASES	(4,004)	(3,984)
IMPACT OF STOCK OPTIONS AND OTHER	937	1,662
TOTAL FINANCING ACTIVITIES	(2,637)	(2,066)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	72	11

CHANGE IN CASH AND CASH EQUIVALENTS	982	2,207

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,929	$6,643

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Condensed Consolidated Balance Sheet

	December 31, 2013	June 30, 2013

CASH AND CASH EQUIVALENTS	$6,929	$5,947
AVAILABLE-FOR-SALE INVESTMENT SECURITIES	1,574	-
ACCOUNTS RECEIVABLE	6,911	6,508
TOTAL INVENTORIES	7,379	6,909
OTHER	4,674	4,626
TOTAL CURRENT ASSETS	27,467	23,990

PROPERTY, PLANT AND EQUIPMENT, NET	22,152	21,666
GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	87,888	86,760
OTHER NONCURRENT ASSETS	5,420	6,847

TOTAL ASSETS	$142,927	$139,263

ACCOUNTS PAYABLE	$7,156	$8,777
ACCRUED AND OTHER LIABILITIES	9,480	8,828
DEBT DUE WITHIN ONE YEAR	14,091	12,432
TOTAL CURRENT LIABILITIES	30,727	30,037

LONG-TERM DEBT	21,517	19,111
OTHER	20,545	21,406
TOTAL LIABILITIES	72,789	70,554

TOTAL SHAREHOLDERS' EQUITY	70,138	68,709

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$142,927	$139,263

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended December 31, 2013
		% Change		% Change		% Change
		Versus	Earnings Before	Versus	Net Earnings	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago		Year Ago
Beauty	$ 5,284	-2%	$ 1,160	2%	$ 927	6%
Grooming	2,118	0%	730	5%	553	7%
Health Care	2,574	4%	536	7%	377	8%
Fabric Care and Home Care	6,851	1%	1,344	0%	877	0%
Baby, Feminine and Family Care	5,603	1%	1,142	-6%	765	-4%
Corporate	(150)	N/A	(481)	N/A	(27)	N/A
Total Company	22,280	0%	4,431	-15%	3,472	-15%

	Net Sales Change Drivers 2013 vs. 2012 (Three Months Ended December 31)
	(Percent Change vs. Year Ago)*

	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other	Net Sales Growth
Beauty	1%	1%	-2%	0%	-1%	0%	-2%
Grooming	2%	2%	-3%	3%	-2%	0%	0%
Health Care	6%	6%	-1%	2%	-3%	0%	4%
Fabric Care and Home Care	5%	5%	-3%	0%	-1%	0%	1%
Baby, Feminine and Family Care	3%	3%	-2%	0%	0%	0%	1%
Total Company	3%	3%	-3%	1%	-1%	0%	0%

	Six Months Ended December 31, 2013
		% Change		% Change		% Change
		Versus	Earnings Before	Versus	Net Earnings	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago		Year Ago
Beauty	$ 10,187	-2%	$ 2,069	4%	$ 1,617	5%
Grooming	4,074	-1%	1,331	0%	1,006	2%
Health Care	4,880	2%	934	-5%	644	-4%
Fabric Care and Home Care	13,551	2%	2,642	-1%	1,734	-1%
Baby, Feminine and Family Care	11,106	3%	2,263	-3%	1,490	-2%
Corporate	(313)	N/A	(796)	N/A	38	N/A
Total Company	43,485	1%	8,443	-7%	6,529	-6%

	Net Sales Change Drivers 2013 vs. 2012 (Six Months Ended December 31)
	(Percent Change vs. Year Ago)*

	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other	Net Sales Growth
Beauty	1%	2%	-2%	0%	-1%	0%	-2%
Grooming	1%	1%	-2%	2%	-1%	-1%	-1%
Health Care	2%	2%	-1%	2%	-1%	0%	2%
Fabric Care and Home Care	6%	6%	-3%	-1%	0%	0%	2%
Baby, Feminine and Family Care	5%	5%	-2%	0%	0%	0%	3%
Total Company	4%	4%	-2%	0%	-1%	0%	1%

* Sales percentage changes are approximations based on quantitative formulas that are consistently applied.